UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 20, 2013

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 20, 2013. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: Our stockholders re-elected three Class I directors to serve on the Company’s Board of Directors for terms of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.

Director Nominee	For	Withheld	Broker Non-Votes
Bruce W. Hunt	31,126,503	822,590	1,633,510
Kevin O. Meyers	28,822,597	3,126,496	1,633,510
Bernie W. Stewart	28,991,090	2,958,003	1,633,510

Proposal No. 2: Our stockholders approved Amendment No. 3 to the Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan to expand the list of approved performance measures.

For	Against	Abstain	Broker Non-Votes
28,722,076	3,201,069	25,948	0

Proposal No. 3: Our stockholders approved a proposal to ratify the reappointment of Ernst & Young LLP as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
32,548,016	1,033,755	832	0

Proposal No. 4: Our stockholders considered a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,989,356	954,777	4,960	1,633,510

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 3 to the Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: June 24, 2013	By:	/s/ Paul M. Ordogne
Paul M. Ordogne
Corporate Secretary